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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 13, 2000 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Baltimore, Maryland
February 6, 2001